UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

May 19, 2025

 Date of Report (Date of earliest event reported)

Hamilton Insurance Group, Ltd.
(Exact name of registrant as specified in its charter)

Bermuda	001-41862	98-1153847
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Wellesley House North, 1st Floor 90 Pitts Bay Road Pembroke Bermuda (Address of principal executive offices) HM 08 (Zip Code)

(441) 405-5200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class B common shares, par value $0.01 per share	HG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02 - Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

Election of Directors

On Thursday May 15, 2025, Hamilton Insurance Group, Ltd (the “Company”) held its 2025 Annual General Meeting of Shareholders (the “2025 Annual Meeting”) at which all 11 Class B director nominees were elected to the Company's Board of Directors (the "Board"), including first time nominees, Karen Ann Green and David Priebe. Ms. Green and Mr. Priebe were nominated by the Board and their election was approved by shareholders as set forth in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 27, 2025 (the “Proxy Statement”). Upon their election, the Board appointed Ms. Green to each of the Audit, Underwriting and Risk and Compensation and Personnel Committees of the Board and Mr. Priebe was appointed to each of the Audit, Underwriting and Risk and Technology Committees of the Board.

There is no arrangement or understanding between either Ms. Green or Mr. Priebe and any other person pursuant to which either Ms. Green or Mr. Priebe was elected as a director.

Information regarding the background and qualifications of Ms. Green and Mr. Priebe were previously disclosed in the Company’s Proxy Statement and such information is incorporated herein by reference.

Neither Ms. Green nor Mr. Priebe is a party to any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K.

Item 5.07 - Submission of Matters to a Vote of Security Holders

As of March, 17, 2025, the record date for the 2025 Annual Meeting, there were 17,820,078 Class A common shares, and 65,354,432 Class B common shares, each par value $0.01 per share, issued and outstanding. The total number of issued and outstanding Class A and Class B common shares entitled to vote at the meeting was 83,174,510, of which 71,482,838 Class A and Class B common shares were present or represented by proxy at the 2025 Annual Meeting. Each share of Class A common shares was entitled to one vote, and each share of Class B common shares was entitled to one vote. Only Class B common shareholders were entitled to vote for Proposal One relating to election of the Class B Directors.

The final results of the votes regarding each of the proposals described in the Proxy Statement are as follows:

1.Proposal One. The election of eleven (11) Class B directors to serve until the next annual general meeting of shareholders or until his or her successor is elected and qualified, as set forth below:

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
David A. Brown	46,279,938	1,974,067	8,017	5,400,738
Giuseppina (Pina) Albo	48,042,207	211,801	8,014	5,400,738
John J. Gauthier	48,108,552	145,457	8,013	5,400,738
Karen Ann Green	48,148,253	105,756	8,013	5,400,738
Anu (Henna) Karna	37,272,293	10,970,715	19,014	5,400,738
Stephen W. Pacala	33,085,118	15,168,890	8,014	5,400,738
A. Neil Patterson	37,233,240	11,020,769	8,013	5,400,738
Marvin Pestcoe	48,161,480	92,529	8,013	5,400,738
David Priebe	48,251,903	2,110	8,009	5,400,738
Everard Barclay Simmons	48,159,277	92,732	10,013	5,400,738
Therese Vaughan	37,212,370	11,032,638	17,014	5,400,738

2.Proposal Two. Approve, on a non-binding, advisory basis, the fiscal 2024 compensation paid to our named executive officers, as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
66,071,924	2,167	8,009	5,400,738

3.Proposal Three. The appointment of Ernst & Young Ltd. as our independent registered public accounting firm for 2025 and the authorization of our Board, acting through the Audit Committee, to set the fees for the independent registered public accounting firm, as set forth below:

Votes For	Votes Against	Abstentions
71,278,824	196,075	7,939

Item 7.01 - Regulation FD Disclosure

The Company issued a press release on May 19, 2025, announcing the election of directors described in Item 5.02 above. A copy of the press release making this announcement is furnished hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 - Financial Statements and Exhibits

(d) The following exhibits are being filed herewith:

Exhibit No.	Description
99	Press Release dated May 19, 2025, issued by the Company
101	Pursuant to Rule 406 of Regulation S-T, the cover page information is formatted in Inline XBRL.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 19, 2025		HAMILTON INSURANCE GROUP, LTD.

	By:	/s/ Gemma Carreiro
Gemma Carreiro
Group General Counsel